Exhibit 99.1

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (410) 423-7300

TSS, INC. REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

Improves third quarter results and expects positive adjusted EBITDA in fourth quarter

COLUMBIA, MD – November 13, 2014 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter Financial Highlights:

●	Reduction of operating losses by 69% compared to the third quarter of 2013 and a reduction in operating losses of 76% compared to the second quarter of 2014

●	Gross margin of 35% in the third quarter of 2014 compared with 21% in the third quarter of 2013. Year-to-date gross margin in 2014 of 31% compared to 22% in 2013

●	Reduced operating expenses by 24% compared to the third quarter of 2013

●	Third quarter 2014 revenue of $6.2 million compared with $10.3 million in the third quarter of 2013 and $6.3 million in the second quarter of 2014. Year-to-date 2014 revenue of $19.6 million compared with $31.4 million in 2013.

●	Adjusted EBITDA loss of $0.1 million in the third quarter of 2014 compared with Adjusted EBITDA loss of $0.8 million in the third quarter of 2013.

●	Normalized Adjusted EBITDA loss of $49,000 the third quarter of 2014 compared with Normalized Adjusted EBITDA loss of $327,000 in the third quarter of 2013.

●	Net loss of $366,000, or $(0.02) per basic and diluted share, compared with net loss of $1 million or $(0.07) per basic and diluted share in the third quarter of 2013.

Anthony Angelini, Chief Executive Officer of TSS, stated, “Our third quarter results showed significant improvement as we continue to focus on moving all aspects of our business toward higher margin revenue streams. Our fourteen percentage point margin improvement year over year and nearly double-digit improvement sequentially, on lower year over year and relatively flat sequential revenue, demonstrates our focus on solutions that deliver more value to our customers and the company. In addition, all major aspects of business are now contributing nicely toward overall profitability.”

Commenting further, Angelini stated, “We anticipate that our results will show further improvement as we continue to emphasize profitable sales growth and align our cost structure to our changing business model. Our recent pipeline activity has been strong and we expect to deliver higher revenue and positive adjusted EBITDA in the fourth quarter. We continue to believe we have a significant market opportunity and expect we will grow our business profitably in 2015 and beyond.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the third quarter 2014 financial results for today at 4:30PM Eastern. To participate on the conference call, please dial 800-434-1335 toll free from the U.S., or 404-920-6442, conference code 381429#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Sunday, December 14, 2014. The audio replay can be accessed by dialing 1-800-920-7487 locally or 404-920-1710 toll free then enter conference ID number * 381429#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges, acquisition expenses and certain other costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

TSS, Inc.

Condensed Consolidated Balance Sheets

(In thousands except par values)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$907	$3,291
Restricted cash	1	501
Contract and other receivables, net	5,927	8,410
Costs and estimated earnings in excess of billings on uncompleted contracts	1,285	544
Inventories, net	124	217
Prepaid expenses and other current assets	308	448
Total current assets	8,552	13,411
Property and equipment, net	604	437
Goodwill	1,907	1,907
Intangible assets, net	1,013	1,116
Other assets	83	154
Total assets	$12,159	$17,025
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$157	$137
Borrowings under credit facility	2,772	3,000
Accounts payable and accrued expenses	4,647	7,590
Billings in excess of costs and estimated earnings on uncompleted contracts	2,954	2,316
Total current liabilities	10,530	13,043
Convertible notes, less current portion, net	575	723
Other liabilities	2	9
Total liabilities	11,107	13,775

Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2013
and September 30, 2014; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at September 30, 2014 and December 31, 2013; 16,095 and 15,375 issued at September 30, 2014
and December 31, 2013, respectively	2	2
Additional paid-in capital	67,514	67,152
Treasury stock 875 and 823 shares at cost at September 30, 2014
and December 31, 2013, respectively	(1,512)	(1,512)
Accumulated deficit	(64,952)	(62,392)
Total stockholders' equity	1,052	3,250
Total liabilities and stockholders’ equity	$12,159	$17,025

TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per-share amounts, unaudited)

	Three Months Ended Sept 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
Results of Operations:
Revenue	$6,214	$10,292	$19,575	$31,363
Cost of revenue, excluding depreciation and amortization	4,051	8,082	13,518	24,422
Gross profit, excluding depreciation and amortization	2,163	2,210	6,057	6,941
Operating expenses:
Selling, general and administrative	2,326	3,054	8,036	8,606
Depreciation and amortization	130	106	371	194
Total operating costs	2,456	3,160	8,407	8,800
Operating (loss) income	(293)	(950)	(2,350)	(1,859)
Interest income (expense), net	(73)	(64)	(210)	(128)
Other income (expense), net	-	(5)	-	(20)
(Loss) income before income taxes	(366)	(1,019)	(2,560)	(2,007)
Income tax expense	-	-	-	-
Net (loss) income	$(366)	$(1,019)	$(2,560)	$(2,007)
Basic and diluted loss per Share:
Loss per common share	$(0.02)	$(0.07)	$(0.17)	$(0.14)
Weighted average common shares outstanding	15,075	14,411	14,935	14,513

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

(In thousands, except per-share amounts, unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2014	2013	2014	2013

Net income (loss)	$(366)	$(1,019)	$(2,560)	$(2,007)

Interest income (expense), net	73	64	210	128
Depreciation and amortization	130	83	371	194

EBITDA	$(163)	$(872)	$(1,979)	$(1,685)

Stock based compensation	108	68	362	293
Provision for bad debts	(37)	14	11	17

Adjusted EBITDA	$(92)	$(790)	$(1,606)	$(1,375)

Severance charges	35	278	35	332
Other charges	8	83	452	98
Loss on disposal of assets		41		41
Acquisition expenses		61		305

Normalized Adjusted EBITDA	$(49)	$(327)	$(1,119)	$(599)